Exhibit 4.4

================================================================================

                                                           Date: October 5, 1999

              FEE AND LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES

                        AND RENTS AND SECURITY AGREEMENT

                                  ("this Deed")

                                      FROM

                     APPLE SUITES REIT LIMITED PARTNERSHIP,

                         a Virginia limited partnership

                                  ("Fee Owner")

                                       AND

                   APPLE SUITES SERVICES LIMITED PARTNERSHIP,

                         a Virginia limited partnership

                                   ("Lessee")

     Address of Fee Owner and Lessee:      ATTN: Glade M. Knight
                                           306 East Main Street
                                           Richmond, Virginia 23219

                                       TO

                                   DAVID LONG

                                   ("Trustee")

    Address of Trustee:       c/o Hoge, Evans, Holmes, Carter & Ledbetter, PLLC
                              4311 Oak Lawn Avenue, Suite 600
                              Dallas, Texas 75219

                               FOR THE BENEFIT OF

                              PROMUS HOTELS, INC.,
                             a Delaware corporation

                                 ("Beneficiary")

         Address of Beneficiary:        755 Crossover Lane
                                        Memphis, Tennessee 38117

                            Note Amount: $ 7,350,000

================================================================================

       This instrument prepared by, and after recording please return to:

                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                         Attention: Graham R. Hone, Esq.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
     RECITAL.............................................................................................1

     CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.......................................................1

     GRANTING CLAUSE.....................................................................................3

     ARTICLE I                 COVENANTS OF GRANTOR......................................................4
         Section 1.01.         (a)   Warranty of Title; Power and Authority..............................4
                               (b)   Hazardous Materials.................................................5
                               (c)   Flood Hazard Area...................................................5
         Section 1.02.         (a)   Further Assurances..................................................6
                               (b)   Information Reporting and Back-up Withholding.......................6
         Section 1.03.         (a)   Filing and Recording of Documents...................................6
                               (b)   Filing and Recording Fees and Other Charges.........................6
         Section 1.04.         Payment and Performance of Loan Documents.................................7
         Section 1.05.         Maintenance of Existence; Compliance with Laws............................7
         Section 1.06.         After-Acquired Property...................................................7
         Section 1.07.         (a)   Payment of Taxes and Other Charges..................................7
                               (b)   Payment of Mechanics and Materialmen................................8
                               (c)   Good Faith Contests.................................................8
         Section 1.08.         Taxes on Trustee or Beneficiary...........................................8
         Section 1.09.         Insurance.................................................................9
         Section 1.10.         Protective Advances by Beneficiary.......................................12
         Section 1.11.         (a)   Visitation and Inspection..........................................12
                               (b)   Financial and Other Information....................................12
                               (c)   Estoppel Certificates..............................................13
         Section 1.12.         Maintenance of Premises and Improvements.................................13
         Section 1.13.         Condemnation.............................................................13
         Section 1.14.         Leases...................................................................14
         Section 1.15.         Premises Documents.......................................................15
         Section 1.16.         Trust Fund; Lien Laws....................................................15
         Section 1.17.         Expenses of Trustee......................................................15

     ARTICLE II                EVENTS OF DEFAULT AND REMEDIES...........................................15
         Section 2.01.         Events of Default and Certain Remedies...................................15
         Section 2.02.         Other Matters Concerning Sales...........................................21
         Section 2.03.         Payment of Amounts Due...................................................23
         Section 2.04.         Actions; Receivers.......................................................24
         Section 2.05.         Beneficiary's Right to Possession........................................24
         Section 2.06.         Remedies Cumulative......................................................24


                                                                                                      Page
                                                                                                      ----
         Section 2.07.         Moratorium Laws; Right of Redemption.....................................25
         Section 2.08.         Intentionally Omitted....................................................25
         Section 2.09.         Beneficiary's Rights Concerning Application of Amounts Collected.........25

     ARTICLE III               CONCERNING TRUSTEE.......................................................25
         Section 3.01.         Trustee's Performance....................................................25
         Section 3.02.         Resignation by Trustee...................................................25
         Section 3.03.         Removal of Trustee; Successors...........................................25

     ARTICLE IV                MISCELLANEOUS............................................................26
         Section 4.01.         Assignment of Rents......................................................26
         Section 4.02.         Security Agreement.......................................................26
         Section 4.03.         Application of Certain Payments..........................................27
         Section 4.04.         Severability.............................................................27
         Section 4.05.         Modifications and Waivers in Writing.....................................27
         Section 4.06.         Notices..................................................................27
         Section 4.07.         Successors and Assigns...................................................27
         Section 4.08.         Limitation on Interest...................................................28
         Section 4.09.         Counterparts.............................................................28
         Section 4.10.         Substitute Deeds.........................................................28
         Section 4.11.         Beneficiary's Sale of Interests in Loan..................................28
         Section 4.12.         No Merger of Interests...................................................28
         Section 4.13.         CERTAIN WAIVERS..........................................................28
         Section 4.14.         GOVERNING LAW............................................................29
         Section 4.15.         Duplication of Covenants.................................................30


                                              (ii)

                                     RECITAL

     Beneficiary, as seller, and Apple Suites, Inc. ("Borrower"), as buyer, have entered into an Agreement of Sale dated as of October 5, 1999 (the "Agreement of Sale") for the purchase of certain premises more particularly described therein (the "New Premises"). Borrower indirectly owns one hundred percent (100%) of the beneficial interests in Fee Owner. Fee Owner has acquired and is the owner of the premises described in SCHEDULE A and Lessee is the owner of a leasehold interest therein. Lessee acknowledges that it will derive substantial benefit from the making of the loan contemplated herein and further acknowledges that the obligation of Beneficiary to make such loan is conditioned upon, among other things, the execution and delivery by Lessee of this Deed. In connection with the purchase of the New Premises, Borrower will borrow the Note Amount from Beneficiary and has executed and delivered to Beneficiary its note, dated the date hereof, obligating it to pay the Note Amount (said note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, hereinafter, the "Note") and, as the indirect owner of one hundred percent (100%) of the beneficial interests in Fee Owner, in order to secure the payment of the Note has duly authorized the execution and delivery of this Deed. For purposes of this Deed, "Grantor" shall mean Fee Owner, Lessee and Borrower but only to the extent of their respective interests in the Mortgaged Property (as herein defined) and their respective obligations under the Note and Ground Lease.

                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

     Grantor, Trustee and Beneficiary agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

     "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery and articles of personal property, of whatever kind or nature, including any replacements, proceeds or products thereof and additions thereto, other than those owned by lessees, now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

     "Default Rate" means the rate (or, if more than one, the highest of the rates) of interest per annum provided in the Note plus 5%, but in no event to exceed the maximum rate allowed by law.

     "Events of Default" means the events and circumstances described as such in
Section 2.01.

     "Ground Lease" means the lease identified in SCHEDULE A covering the Premises described in SCHEDULE A which is subject to the Ground Lease.

     "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes, materials or substances, as any of those terms are defined from time to time in or for the purposes of any relevant environmental law, rule, regulation, code, permit, order, notice, demand letter or other binding determination (hereinafter, "Environmental Laws") including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls and any petroleum or hydrocarbon-based products or derivatives, in each case in amounts in violation of applicable Environmental Laws.

     "Improvements" means all structures or buildings, and replacements thereof, now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

     "lease" or "leases" means any lease or leases of all or any portion of the Premises, whether affecting the fee or leasehold portion thereof.

     "Loan" means the loan made by Beneficiary to Borrower evidenced by the Note and secured hereby.

     "Premises" means the premises described in SCHEDULE A, including the leasehold interest therein created by the Ground Lease, and including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

     "Premises Documents" means all reciprocal easement or operating agreements, declarations of covenants, conditions or restrictions, declarations of condominium, developer's or utility agreements with any village, town, county or other governmental authority, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

     All terms of this Deed which are not defined above shall have the meaning set forth elsewhere in this Deed.

     Except as expressly indicated otherwise, when used in this Deed (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Deed as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Deed, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted hereby and by the other documents executed or delivered to Beneficiary in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

                                 GRANTING CLAUSE

     NOW, THEREFORE, Grantor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under, the Note or this Deed and the performance and observance of all the provisions hereof and of the Note, hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto Trustee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

          (i) the Premises;

         (ii) the Improvements;

        (iii) the Chattels;

         (iv) the Premises Documents;

          (v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 4.01;

          (vi) all (a) development work product prepared in connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; and (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance or management of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof;

          (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Grantor to refunds of real estate taxes and assessments;

          (viii) all revenue and income received by or on behalf of Grantor resulting from the operation of the Premises as a hotel, including all sums
     (1) paid by customers for the use of hotel rooms located within the Premises, (2) derived from food and beverage operations located within the Premises, (3) generated by other hotel operations, including any parking, convention, sports and recreational facilities and (4) business interruption insurance proceeds;

          (ix) all accounts and accounts receivable, including all present and future right to payment from any consumer credit or charge card organization or entity (such as those organizations which sponsor or administer the American Express, Carte Blanche, Discover Card, Diners Club, Visa and Master Card) arising out of the leasing and operation of, or the business conducted at or in relation to, all or any part of the Premises; and

          (x) any deposit, operating or other account including the entire balance therein (now or hereafter existing) of Grantor containing proceeds of the operation of the Premises with any banking or financial institution and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Grantor relating to the operation of the Premises which at any time shall come into the possession, custody or control of any banking or financial institution.

     TO HAVE AND TO HOLD unto Trustee, its successors and assigns forever.

     IN TRUST, to secure the payment to Beneficiary of the principal of and interest on the Note at the maturity thereof and all other sums due hereunder or under the Note and the performance of all covenants and agreements herein and in the Note, whereupon this Deed shall cease and be void and the Mortgaged Property shall be released at the cost of Grantor.

                                   ARTICLE I

                              COVENANTS OF GRANTOR

     Grantor represents, except as known by Beneficiary or its affiliates to the contrary, or disclosed to Beneficiary in connection with the sale of the Mortgaged Property to Grantor, and Grantor covenants and agrees as follows:

     Section 1.01. (a) Warranty of Title; Power and Authority. Grantor warrants that, with respect to the fee interest in the Premises, it has a good and marketable title to an indefeasible fee estate subject to no lien, charge or encumbrance, that the Ground Lease is subject to no lien, charge or encumbrance of any kind and is prior to all liens, charges and encumbrances whatsoever on the fee interest of the landlord thereunder, except in either case such as are listed as exceptions to title in the title policy insuring the lien hereof; and, Grantor further warrants that, with respect to the leasehold interest in the Premises, that it is the owner of a valid and subsisting interest as tenant under the Ground Lease, that the Ground Lease is in full force and effect, there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default; that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims; and Grantor warrants that this Deed is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above. Grantor has full power and lawful authority to subject the Mortgaged Property to the lien hereof in the manner and form herein done or intended hereafter to be done. Grantor will preserve such title, will preserve such leasehold estate created by the Ground Lease and will forever warrant and defend the same to Trustee and Beneficiary and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Grantor will perform or cause to be performed all of the covenants and conditions required to be performed by it under the Ground Lease, will do all things necessary to preserve unimpaired its rights thereunder, and will not (i) enter into any agreement modifying or amending the Ground Lease that would reduce the term of the Ground Lease, increase the amount of rent payable thereunder (except as contemplated by the provisions of the Ground Lease) or have a material adverse effect on the lien created by this Deed or the rights of Beneficiary hereunder or (ii) for so long as the Ground Lease is in effect, release the landlord thereunder from any obligations imposed upon it thereby. If Grantor receives a notice of default under the Ground Lease, it shall immediately cause a copy of such notice to be sent by registered United States mail to Beneficiary.

     (b) Hazardous Materials. To the best of Grantor's knowledge, Grantor represents and warrants that (i) the Premises and the improvements thereon and the surrounding areas are not currently and have never been subject to Hazardous Materials or their effects, in each case in amounts in violation of applicable Environmental Laws, (ii) neither it nor any portion of the Premises or improvements thereon is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any governmental authorities under, any Environmental Law, (iii) there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, concerning Hazardous Materials relating in any way to the Premises or the improvements thereon and (iv) Grantor is not required by any Environmental Law to obtain any permits or licenses to construct or use any improvements, fixtures or equipment with respect to the Premises, or if any such permit or license is required it has been obtained and is capable of being mortgaged and assigned hereby. Grantor will comply with all applicable Environmental Laws and will, at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises.

     (c) Flood Hazard Area. Grantor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Grantor has obtained the insurance required by Section 1.09.

     Section 1.02. (a) Further Assurances. Grantor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Trustee or Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Trustee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Deed and, on demand, will execute and deliver, and hereby authorizes Trustee or Beneficiary to execute and file in Grantor's name, to the extent they may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Beneficiary's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

     (b) Information Reporting and Back-up Withholding. Grantor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times provide Beneficiary with satisfactory evidence of such compliance and notify Beneficiary of the information reported in connection with such compliance.

     Section 1.03. (a) Filing and Recording of Documents. Grantor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Deed and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the title of Trustee to, the Mortgaged Property.

     (b) Filing and Recording Fees and Other Charges. Grantor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any deed of trust supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any reasonable expenses (including attorneys' fees and disbursements) incurred by Beneficiary in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Deed, any deed of trust supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

     Section 1.04. Payment and Performance of Loan Documents. Grantor will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Grantor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Grantor to Beneficiary in connection with the Loan, and will permit no failures of performance thereunder.

     Section 1.05. Maintenance of Existence; Compliance with Laws. Grantor, if other than a natural person, will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the state of its formation. Grantor will duly and timely comply with all laws, regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

     Section 1.06. After-Acquired Property. All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the Granting Clause hereof, but at any and all times Grantor will execute and deliver to Trustee or Beneficiary any and all such further assurances, deeds of trust, conveyances or assignments thereof as Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

     Section 1.07. (a) Payment of Taxes and Other Charges. Grantor, from time to time before the same shall become delinquent, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Grantor will, upon Beneficiary's request, deliver to Beneficiary receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

     Beneficiary may, at its option following the occurrence of an Event of Default, to be exercised by thirty (30) days' notice to Grantor, require the deposit by Grantor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Beneficiary, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Beneficiary in its sole discretion. Such amounts shall be held by Beneficiary without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at Beneficiary's option, to the payment of said obligations in such order or priority as Beneficiary shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Grantor within ten (10) days after demand shall deposit the amount of the deficiency with Beneficiary. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate, to the indebtedness hereby secured.

     (b) Payment of Mechanics and Materialmen. Grantor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Grantor and without expense to Trustee or Beneficiary, other than those liens which Beneficiary or its affiliates have indemnified Grantor pursuant to the provisions set forth in the Agreement of Sale, dated August 6, 1999, by and between Hampton Inns, Inc., Promus Hotels Florida, Inc., Promus Hotels, Inc. and Apple Suites, Inc.

     (c) Good Faith Contests. Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Grantor by this Section so long as Grantor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that (i) during such contest Grantor shall set aside reserves sufficient to discharge Grantor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest and (ii) if at any time payment of any obligation imposed upon Grantor by clause
(a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Grantor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument.

     Section 1.08. Taxes on Trustee or Beneficiary. Grantor will pay any taxes, except income taxes, imposed on Trustee or Beneficiary by reason of their ownership of the Note or this Deed, provided that Beneficiary can require payment of the Note in full within ninety (90) days if it shall be illegal for Grantor to pay any tax or if the payment of such tax by Grantor would result in the violation of applicable usury laws .

     Section 1.09. Insurance. (a) Grantor will at all times (directly or indirectly) provide, maintain and keep in force:

          (i) policies of insurance insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, malicious mischief and theft; and against such other risks or hazards as Beneficiary from time to time reasonably may designate in an amount sufficient to prevent Beneficiary or Grantor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

          (ii) policies of insurance insuring the Premises against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to clause (i) above in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped,
     (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Grantor and (C) the fair rental value of any portion of such buildings which is occupied by Grantor. Grantor hereby assigns the proceeds of such insurance to Beneficiary, to be applied by Beneficiary in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Grantor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Beneficiary shall be paid over to Grantor;

          (iii) if all or part of the Premises are located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Beneficiary reserves the right to require flood insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

          (iv)  during any period of  restoration  under  this  Section  1.09 or
     Section  1.13,  a policy or policies  of  builder's  "all risk"  insurance, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount not less than the full insurable value of the Premises against such risks (including, without limitation, fire and extended coverage, collapse and earthquake coverage to agreed limits) as Beneficiary may reasonably request, in form and substance acceptable to Beneficiary;

          (v) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws (including employer's liability insurance, if requested by Beneficiary) covering all employees of Grantor;

          (vi) comprehensive liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $15,000,000 in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence". Such policies shall name Beneficiary as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Beneficiary; and

          (vii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, as may from time to time be reasonably required by Beneficiary against the same or other insurable hazards.

     Notwithstanding anything herein to the contrary, for so long as that certain Management Agreement of even date herewith between Lessee and Beneficiary remains in full force and effect (as the same may be amended, the "Management Agreement"), the types and amounts of insurance required by the Management Agreement to the extent inconsistent with those set forth above shall govern and control Grantor's obligations in respect thereof.

     (b) All policies of insurance required under this Section 1.09 shall be issued by companies having Best's ratings and being otherwise reasonably acceptable to Beneficiary, shall be subject to the reasonable approval of Beneficiary as to amount, content, form and expiration date and, except for the liability policies described in clauses (a)(v) and (vi) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Beneficiary, and shall provide that the proceeds thereof shall be payable to Beneficiary. Beneficiary shall be furnished with the original of each policy required hereunder, which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty (30) days' written notice to Beneficiary. At least thirty (30) days prior to expiration of any policy required hereunder, Grantor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Grantor shall furnish to Beneficiary, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Grantor does not deposit with Beneficiary a new certificate or policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Grantor agrees to repay to Beneficiary the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

     (c) Grantor hereby assigns to Beneficiary all proceeds of any insurance required to be maintained by this Section 1.09 which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Beneficiary, and Grantor hereby authorizes and directs any affected insurance company to make payment thereof directly to Beneficiary subject, however, to clause (f) below. Grantor shall give prompt notice to Beneficiary of any casualty, whether or not of a kind required to be insured against under the policies to be provided by Grantor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction. Grantor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, subject to Beneficiary's prior consent. Notwithstanding the foregoing, Beneficiary shall have the right to join Grantor in settling, adjusting or compromising any loss of $100,000 or more. Grantor hereby authorizes the application or release by Beneficiary of any insurance proceeds under any policy of insurance, subject to the other provisions hereof. The application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

     (d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

     (e) Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 1.09 unless Beneficiary is included thereon as a named insured with loss payable to Beneficiary under standard mortgage endorsements of the character and to the extent above described. Grantor shall promptly notify Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to Beneficiary the policy or policies of such insurance.

     (f) Any and all monies received as payment which Grantor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(ii) above) shall be paid over to Beneficiary and, at Beneficiary's option, either applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof or disbursed from time to time to Grantor in reimbursement of its costs and expenses incurred in the restoration of the Improvements in accordance with Beneficiary's standard construction lending practices, terms and conditions, in either case, less Beneficiary's reasonable expenses for collecting and, if applicable, disbursing
the  insurance  proceeds,   or  otherwise  incurred  in  connection
therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no default exists hereunder, Beneficiary agrees to apply any such proceeds received by it to the reimbursement of Grantor's costs of restoring the Improvements. Advances of insurance proceeds shall be made to Grantor from time to time in accordance with Beneficiary's standard construction lending practices, terms and conditions; amounts not required for such purposes shall be applied, at Beneficiary's option, to the prepayment of the Note and to interest accrued and unpaid thereon in such order and proportions as Beneficiary may elect. In no event shall Beneficiary be required to advance such proceeds to Grantor unless Beneficiary shall have (i) received satisfactory evidence that the funding/expiration dates of the commitment, if any, for the permanent financing of the Improvements have been extended for such period of time as is reasonably necessary to complete said restoration and (ii) reasonably determined that the restoration of the Improvements can be completed by the Maturity Date of the Note at a cost which does not exceed the amount of available insurance proceeds or, in the event that such proceeds are reasonably determined by Beneficiary to be inadequate, Beneficiary shall have received from Grantor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds. If the conditions for the advance of insurance proceeds for restoration set forth in clauses (i) and (ii) above are not satisfied within sixty (60) days of Beneficiary's receipt thereof or if the actual restoration shall not have been commenced within such period, Beneficiary shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note and to interest accrued and unpaid thereon in such order and proportions as Beneficiary may elect.

     Section 1.10. Protective Advances by Beneficiary. If Grantor shall fail to perform any of the covenants contained herein, Trustee or Beneficiary may make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Grantor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

     Section 1.11. (a) Visitation and Inspection. Grantor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit each of Trustee and Beneficiary, by their agents, accountants and attorneys, to visit and inspect the Mortgaged Property and examine its records and books of account and make copies thereof or extracts therefrom, and to discuss its affairs, finances and accounts with the officers or general partners, as the case may be, of Grantor, at such reasonable times as may be requested by Trustee or Beneficiary.

     (b) Financial and Other Information. Grantor will deliver to Beneficiary with reasonable promptness such financial information with respect to Grantor or the Premises as Beneficiary may reasonably request from time to time. All financial statements of Grantor shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by the certificate of a principal financial or accounting officer or general partner, as the case may be, of Grantor, dated within five (5) days of the delivery of such statements to Beneficiary, stating that he or she knows of no Event of Default, nor of any event which after notice or lapse of time or both would constitute an

Event of Default, which has occurred and is continuing, or, if any such event or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Grantor has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Grantor has fulfilled all of its obligations hereunder and otherwise in respect of the Loan which are required to be fulfilled on or prior to the date of such certificate.

     (c) Estoppel Certificates. Grantor, within three (3) days upon request in person or within five (5) days upon request by mail, will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on this Deed and whether any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

     Section 1.12. Maintenance of Premises and Improvements. Grantor will not commit any waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Grantor will, or shall cause its Lessee to, at all times, maintain the Improvements and Chattels in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Beneficiary's prior consent except where appropriate replacements free of superior title, liens and claims are immediately made of value at least equal to the value of the removed Chattels.

     Section 1.13. Condemnation. Grantor, immediately upon obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Trustee and Beneficiary thereof. Trustee and Beneficiary may participate in any such proceedings and may be represented therein by counsel of Beneficiary's selection. Grantor from time to time will deliver to Beneficiary all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at Beneficiary's option, either be applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority, or be disbursed to Grantor from time to time for restoration of the Improvements in accordance with Beneficiary's standard construction lending practices, terms and conditions, in either case, less Beneficiary's reasonable expenses for collecting and, if applicable, disbursing the award, or otherwise incurred in connection therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no monetary or bankruptcy related default or any Event of Default exists hereunder, Beneficiary agrees to apply any such condemnation award proceeds received by it to the reimbursement of Grantor's costs of restoring the Improvements. Advances of condemnation award proceeds shall be made to Grantor from time to time in accordance
with  Beneficiary's   standard   construction   lending  practices,   terms  and
conditions; amounts not required for such purposes shall be applied, at Beneficiary's option, to the prepayment of the Note and to interest accrued and unpaid thereon (at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as Beneficiary may elect.

     Section 1.14. Leases. (a) Grantor will not (i) execute an assignment of the rents or any part thereof from the Premises without Beneficiary's prior consent,
(ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, having an unexpired term of one
(1) year or more, provided, however, that any lease may be cancelled if promptly after the cancellation or surrender thereof a new lease is entered into with a new lessee having a credit standing at least equivalent to that of the lessee whose lease was cancelled, on substantially the same terms as the terminated or cancelled lease, (iii) modify any such lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or materially expand the obligations of the lessor thereunder, (iv) accept prepayments of more than one month of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, (v) modify, release or terminate any guaranties of any such lease or (vi) in any other manner impair the value of the Mortgaged Property or the security hereof.

     (b) Grantor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder or its property manager, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things reasonably necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Grantor shall exercise its right to request such certificates within five (5) days of any demand therefor by Beneficiary and shall deliver copies thereof to Beneficiary promptly upon receipt.

     (c) In the event of the enforcement by Trustee or Beneficiary of the remedies provided for hereby or by law, the lessee under each of the leases of the Premise will, upon request of any person succeeding to the interest of Grantor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by
(i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Beneficiary or such successor in interest. Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

     Section 1.15. Premises Documents. Grantor shall (a) do all things reasonably necessary to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Beneficiary or its affiliate, and (b) deliver promptly to Beneficiary copies of any notices which it gives or receives under any of the Premises Documents.

     Section 1.16. Trust Fund; Lien Laws. Grantor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Premises and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose. Grantor will indemnify and hold Trustee and Beneficiary harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Grantor of any applicable lien law.

     Section 1.17. Expenses of Trustee. Grantor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.01. Events of Default and Certain Remedies. If one or more of the following Events of Default shall happen, that is to say:

          (a) if (i) default shall be made in the payment of any principal, interest, fees or other sums under the Note, in any such case, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any payment or prepayment or otherwise, in each case, as herein or in the Note provided, and such default shall have continued for a period of ten (10) days or (ii) default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

          (b) if default shall be made in the due observance or performance of any covenant, condition or agreement in the Note, this Deed or in any other document executed or delivered to Beneficiary in connection with the Loan, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Grantor by Beneficiary, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; or

          (c) if any representation or warranty made by Grantor in Section 1.01 shall be incorrect, or if any other representation or warranty made to Beneficiary in this Deed, or in any other document, certificate or statement executed or delivered to Beneficiary in connection with the Loan shall be incorrect in any material respect when made or remade; or

          (d) if by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Grantor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

          (e) if Grantor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar federal or state law, or if, by decree of a court of competent jurisdiction, Grantor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

          (f) if any of the creditors of Grantor shall file a petition in bankruptcy against Grantor or for reorganization of Grantor pursuant to the Federal Bankruptcy Act or any similar federal or state law, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed; or

          (g) if final judgment for the payment of money shall be rendered against Grantor and Grantor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

          (h) (Intentionally Omitted)

          (i) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto; it being further agreed by Grantor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by or for the benefit of Beneficiary; or

          (j) if there shall occur a default which is not cured within the applicable grace period, if any, under any of the Premises Documents, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Beneficiary or its affiliate; or if any of the

     Premises Documents is amended, modified, supplemented or terminated without Beneficiary's prior consent; or

          (k) if Grantor shall transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Beneficiary's prior consent. As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease (other than to Lessee) or conveyance except leases for occupancy subordinate hereto and to all advances made and to be made hereunder or, in the event Grantor (or a general partner or co-venturer thereof) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be. In the event Grantor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries; or

          (l) if Grantor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Beneficiary's prior consent. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device. (Beneficiary may grant or deny its consent under this clause and the immediately preceding clause in its sole discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Grantor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances);

then and in every such case:

          I. During the continuance of any such Event of Default, Beneficiary, by notice to Grantor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note (other than Section 4.08 hereof, the provisions thereof limiting interest payable thereunder to the maximum amount permitted by applicable law) to the contrary notwithstanding.

          II. During the continuance of any such Event of Default, Trustee or Beneficiary personally, or by their agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and are each hereby given a right and license and appointed Grantor's attorney-in-fact and exclusive agent to do so, and may exclude Grantor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by their superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Trustee or Beneficiary, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof they shall become possessed as aforesaid; and likewise, from time to time, at the expense of the Mortgaged Property, Trustee or Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as Beneficiary may seem advisable; and in every such case Trustee or Beneficiary shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise as Beneficiary shall deem best; and Trustee or Beneficiary shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Grantor; and in furtherance of such right Beneficiary may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Beneficiary of all rents due and to become due under its lease, and Grantor FOR THE BENEFIT OF BENEFICIARY AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Beneficiary's statement of default and shall unequivocally be authorized to pay said rents to Beneficiary without regard to the truth of Beneficiary's statement of default and notwithstanding notices from Grantor disputing the existence of an Event of Default such that the payment of rent by the lessee to Beneficiary pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Grantor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Trustee and Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees by them engaged and employed, Trustee or Beneficiary, as the case may be, shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Beneficiary shall elect and second, to the payment of any other sums required to be paid by Grantor hereunder.

          III. Trustee or Beneficiary, as the case may be, with or without entry, personally or by their agents or attorneys, insofar as applicable, may:

               (1) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein, at public auction at such time and place, and upon such terms and conditions as Beneficiary may deem expedient or as may be required or permitted by applicable law, having first given such notice prior to the sale of such time, place and terms by publication in one (1) or more newspapers published or having a general circulation in the county or counties of the state in which the Mortgaged Property is located as may be required or permitted by law and by such other methods, if any, as Trustee or Beneficiary may deem desirable or as may be required or permitted by applicable law. In the event of any sale of all or part of the Mortgaged Property under the terms hereof, Grantor shall pay (in addition to taxable costs) a reasonable fee to Trustee which shall be in lieu of all other fees and commission permitted by statute or custom to be paid, reasonable attorneys' fees and all expenses incurred in obtaining or continuing abstracts of title for the purpose of any such sale; or

               (2) institute proceedings for the complete or partial foreclosure hereof; or

               (3) take such steps to protect and enforce their rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Trustee or Beneficiary shall elect.

          IV. If Grantor shall default hereunder, Grantor hereby authorizes and empowers Trustee, at the request of Beneficiary (which request shall be presumed made), at any time during the continuance of any default, to sell all or any portion of the Mortgaged Property, at public auction, to the highest bidder, for cash, in the area at the County Courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated which has been designated by the commissioner's court of such county as the area where such sales are to take place (as such designation is recorded in the real property records of such county) or, if no such area has been designated by the commissioner's court of such county, in the area at such County Courthouse which has been designated in the notice of sale, between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M. on the first Tuesday of any month, after giving notice of the time, place and terms of said sale, and of the property to be sold as follows or in any other manner now or hereafter required or permitted by applicable law:

          Notice of such proposed sale shall be given by posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the Courthouse door of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is situated in more than one county, one notice shall be posted at the Courthouse door of each county in which the property to be sold is situated and one copy of the notice shall be filed in the office of the county clerk in each county in which the property to be sold is situated (such notice shall designate the county where such property will be sold). In addition, Beneficiary shall, at least twenty-one
          (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

Any sale of the Mortgaged Property covered by this Deed may be conducted in the manner provided in this Deed without the necessity for Trustee to have physical or constructive possession of the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of that property will pass to the purchaser as completely as if it had been actually present and delivered to purchaser at the sale.

     Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if the address for such other debtor is not shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable law of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Grantor hereby authorizes and empowers Trustee to sell all or any portion of the Mortgaged Property, together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale, any of the personalty described herein to be sold at such sale. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be bound to look after the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Indebtedness secured hereby and the expense of executing this trust, this Deed and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness secured hereby due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and other Indebtedness secured by this Deed; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness secured by this Deed, but as to such unmatured part, this Deed shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby. The provisions of this paragraph IV shall control all other conflicting provisions of this deed with respect to the sale of the Mortgaged Property pursuant to this Deed.

     Section 2.02. Other Matters Concerning Sales. (a) Trustee or Beneficiary may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Trustee or Beneficiary, as the case may be, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (b) Upon the completion of any sale or sales made by Trustee or Beneficiary, as the case may be, under or by virtue of this Article II, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby appointed the true and lawful attorney irrevocable of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Trustee or Beneficiary, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

     (c) In the  event of any  sale or sales  made  under or by  virtue  of this
Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Grantor pursuant hereto, immediately thereupon shall, anything in any of said documents (other than Section 4.08 hereof) to the contrary notwithstanding, become due and payable.

     (d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Trustee or Beneficiary hereunder, whether under the provisions of this
Article II or otherwise, shall be applied as follows:

          First: To the payment of the costs and expenses of such sale, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee hereunder, together with interest at the Default Rate on all advances made by Trustee, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

          Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in clause (a) of Section 2.01 from the due date of any such payment of principal until the same is paid, in such order and amounts as Beneficiary may elect.

          Third: To the payment of any other sums required to be paid by Grantor pursuant to any provision hereof or of the Note, including all expenses, liabilities and advances made or incurred by Beneficiary hereunder or in connection with the enforcement hereof, together with interest at the Default Rate on all such advances.

          Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

     (e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Trustee or Beneficiary are authorized to deduct hereunder.

     Section 2.03. Payment of Amounts Due. (a) In case an Event of Default described in clause (a) of Section 2.01 shall have happened and be continuing, then, upon demand of Beneficiary, Grantor will pay to Beneficiary the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Beneficiary interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Grantor pursuant to any provision hereof, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Trustee and Beneficiary, their agents and counsel and any expenses incurred by Trustee or Beneficiary hereunder. In the event Grantor shall fail forthwith to pay all such amounts upon such demand, Beneficiary shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Grantor and collect, out of the property of Grantor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

     (b) Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Beneficiary shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Beneficiary shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Beneficiary receive, from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Grantor, a greater amount than such principal and interest and such other payments, charges and costs.

     (c) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Trustee or Beneficiary hereunder, but such liens, rights, powers and remedies of Trustee or Beneficiary shall continue unimpaired as before.

     (d) Any moneys thus collected by Beneficiary under this Section 2.03 shall be applied by Beneficiary in accordance with the provisions of clause (d) of
Section 2.02.

     Section 2.04. Actions; Receivers. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Trustee or Beneficiary to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Grantor pursuant to any provision hereof, or of any other nature in aid of the enforcement of the Note or hereof, Grantor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (b) if required by Beneficiary, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of any or all of the Rents in respect thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Deed or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Trustee or Beneficiary, Trustee or Beneficiary shall be entitled, as a matter of right, if they shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

     Section 2.05. Beneficiary's Right to Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Mortgaged Property or any part thereof, Trustee and Beneficiary shall be entitled to retain possession and control of all property now or hereafter held hereunder.

     Section 2.06. Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Trustee or Beneficiary may be exercised from time to time as often as may be deemed by them expedient. Nothing herein or in the Note shall affect the obligation of Grantor to pay the principal of, and interest and other sums on, the Note in the manner and at the time and place therein respectively expressed.

     Section 2.07. Moratorium Laws; Right of Redemption. Grantor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Grantor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Trustee or Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

     Section 2.08. Intentionally Omitted.

     Section 2.09. Beneficiary's Rights Concerning Application of Amounts Collected. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Beneficiary may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or otherwise in respect of the Loan in such order and amounts, and to such obligations, as Beneficiary shall elect in its sole and absolute discretion.

                                  ARTICLE III

                               CONCERNING TRUSTEE

     Section 3.01. Trustee's Performance. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

     Section 3.02. Resignation by Trustee. Trustee may resign at any time upon giving thirty (30) days' notice to Grantor and Beneficiary.

     Section 3.03. Removal of Trustee; Successors. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation or refusal or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor Trustee, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. In such connection, Beneficiary may, on its and

Grantor's behalf, execute, acknowledge and record an instrument or agreement of such substitution, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, with full power of substitution, to do so. Such substitute trustee shall not be required to give bond for the faithful performance of its duties unless required by Beneficiary.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.01. Assignment of Rents. This Deed is intended to constitute a present, absolute and irrevocable assignment of all of the Rents now or hereafter accruing, and Grantor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely and irrevocably assigns all of the Rents now or hereafter accruing to Beneficiary. The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default hereunder or any other contingency or event, provided, however, that Beneficiary hereby grants to Grantor the right and license to collect and receive the Rents as they become due, and not in advance, so long as no Event of Default exists hereunder. Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated and of no further force or effect. Nothing contained in this Section or elsewhere herein shall be construed to make Beneficiary a mortgagee in possession unless and until Beneficiary actually takes possession of the Mortgaged Property, nor to obligate Beneficiary to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Mortgaged Property or any part thereof.

     Section 4.02. Security Agreement.

This  Deed  constitutes  a  security  agreement  under  the  applicable  Uniform
Commercial Code with respect to the Chattels and such other of the Mortgaged Property which is personal property. In addition to the rights and remedies granted to Beneficiary by other applicable law or hereby, Beneficiary shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code. Upon Beneficiary's request after an Event of Default, Grantor shall promptly and at its expense assemble the Chattels and such other personal property and make the same available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor, after an Event of Default, shall pay to Beneficiary on demand, with interest at the Default Rate, any and all expenses, including attorneys' fees, incurred by Beneficiary in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Chattels and such other personal property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Grantor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Beneficiary to the payment of the indebtedness secured hereby in such order and proportions as Beneficiary in its discretion shall deem appropriate. To the extent Grantor may lawfully do so and without limiting any rights and/or privileges herein granted to

Beneficiary, Grantor agrees that Beneficiary and/or Trustee and any successor Trustee may dispose of any or all of the Chattels at the same time and place and after giving the same notices provided in this Deed in connection with a non-judicial foreclosure sale under the terms and conditions set forth in
Article II, Section 2.01, III or IV, of this Deed. In this connection, Grantor agrees that the sale may be conducted by Trustee or successor Trustee; that the sale of the real estate and improvements described in this Deed and the Chattels or any part thereof, may be sold separately or together; and that in the event the Premises and the Chattels or any part thereof are sold together, Beneficiary will not be obligated to allocate the consideration received as between the Premises and the Chattels.

     Section 4.03. Application of Certain Payments. In the event that all or any part of the Mortgaged Property is encumbered by one or more deeds of trust held by or for the benefit of Beneficiary, Grantor hereby irrevocably authorizes and directs Beneficiary to apply any payment received by Beneficiary in respect of any note secured hereby or by any other such deed of trust to the payment of such of said notes as Beneficiary shall elect in its sole and absolute discretion, and Beneficiary shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Beneficiary shall elect in its sole and absolute discretion without regard to the priority of the deed of trust securing the note so repaid or to contrary directions from Grantor or any other party.

     Section 4.04. Severability. In the event any one or more of the provisions contained herein or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Deed shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     Section 4.05. Modifications and Waivers in Writing. No provision hereof may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Grantor and Beneficiary relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     Section 4.06. Notices. All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Grantor at its address stated above, with a copy to Thomas E. Davis, Esq., Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, and if to Beneficiary at its address stated above, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

     Section 4.07. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of Grantor, the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary.

     Section 4.08. Limitation on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of Grantor hereunder and under the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Beneficiary would be contrary to provisions of law applicable to Beneficiary limiting the maximum rate of interest that may be charged or collected by Beneficiary.

     Section 4.09. Counterparts. This Deed may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same deed.

     Section 4.10. Substitute Deeds. Grantor and Beneficiary shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute deeds of trust, so as to create two (2) or more liens on or security titles in respect of the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the unpaid principal portion of the Note Amount; in such event, Grantor covenants and agrees to pay the reasonable fees and expenses of Beneficiary and its counsel in connection with any such modification.

     Section 4.11. Beneficiary's Sale of Interests in Loan. Grantor recognizes that Beneficiary may sell and transfer interests in the Loan to one or more participants or assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Grantor, any Guarantor or the Loan, may be exhibited to and retained by any such participant or assignee or prospective participant or assignee.

     Section 4.12. No Merger of Interests. Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Deed shall not merge in said title but shall continue to be and remain a valid and subsisting lien and/or trust deed on said estates in the Premises for the amount secured hereby.

     Section 4.13. CERTAIN WAIVERS. BY EXECUTION OF THIS DEED AND BY INITIALING THIS SECTION 4.13, GRANTOR EXPRESSLY AND UNCONDITIONALLY: (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS IN ACCORDANCE WITH THE LOAN DOCUMENTS AND THE POWER OF ATTORNEY GIVEN HEREIN TO BENEFICIARY TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED OR BY LAW; (B) WAIVES ANY AND ALL RIGHTS THAT GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA

(INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY, EXCEPT SUCH NOTICE (IF ANY) IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE LOAN DOCUMENTS OR UNDER THE RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION BY LAW; (C) WAIVES BY EXECUTION HEREOF, AND BENEFICIARY WAIVES BY ACCEPTANCE HEREOF, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY BENEFICIARY ASSERTING AN EVENT OF DEFAULT UNDER CLAUSE (A) OF SECTION 2.01 OF THIS DEED, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY; (D) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED AND INITIALING THIS SECTION 4.13; AND (E) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS A PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS DEED IS VALID AND ENFORCEABLE BY BENEFICIARY AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS, PROVISIONS AND CONDITIONS HEREOF.

     Section 4.14. GOVERNING LAW. THE PERFORMANCE REQUIRED BY THIS DEED SHALL, INSOFAR AS IS POSSIBLE, BE RENDERED TO THE BENEFICIARY AT ITS OFFICE IN TENNESSEE. GRANTOR AND BENEFICIARY INTEND THAT THE VALIDITY AND CONSTRUCTION OF THE OBLIGATIONS SECURED BY THIS DEED BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE INCLUDING ALL OBLIGATIONS AND LIABILITIES HEREUNDER WITH RESPECT TO THE PAYMENT OF INTEREST OR ANY OTHER COMPENSATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY. THIS DEED SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES OF THAT STATE, EXCEPT ONLY TO THE EXTENT THAT TEXAS LAW EXPRESSLY PROVIDES THAT IT GOVERNS AND THAT A CONTRARY AGREEMENT BY THE PARTIES IS INEFFECTIVE AND EXCEPT THAT THE LAW OF THE STATE OF TEXAS SHALL APPLY TO ANY AND ALL ACTS WITH RESPECT TO THE CREATION AND PRIORITY OF THE LIEN OF THE DEED AND ASSIGNMENT OF LEASES AND RENTS ON THE MORTGAGED PROPERTY HEREBY EVIDENCED AND FORECLOSURE BY TRUSTEE ON THE MORTGAGED PROPERTY. GRANTOR, BENEFICIARY AND TRUSTEE COVENANT AND AGREE TO TAKE ANY AND ALL ACTION WHICH MAY BE NECESSARY UNDER TEXAS LAW WITH RESPECT TO FORECLOSURE

UNDER THE LAWS OF THE STATE OF TEXAS. SHOULD ANY OBLIGATION OR REMEDY UNDER THIS DEED BE INVALID OR UNENFORCEABLE UNDER THE LAWS PROVIDED HEREIN TO GOVERN, THE LAWS OF ANOTHER STATE WHOSE LAWS CAN VALIDATE AND APPLY TO THIS DEED SHALL APPLY.

     Section 4.15. Duplication of Covenants. Beneficiary, by its acceptance hereof, acknowledges that (i) the covenants in the Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement from Grantor to Trustee for the benefit of Beneficiary, dated September 20, 1999 (the "First Deed"), which has been recorded with the County Clerk's Office in Dallas County, Texas, and the covenants in this Deed are substantially similar and (ii) that performance under either the First Deed or this Deed constitutes performance under the other. Grantor acknowledges, however, that failure to perform any such covenant under either the First Deed or this Deed constitutes a default under each.

     IN WITNESS WHEREOF, this Deed has been duly executed and delivered by Grantor.

                                      APPLE SUITES REIT LIMITED PARTNERSHIP,
                                      a Virginia limited partnership


                                      By:   Apple Suites General, Inc.,
                                            its general partner


                                            By  /s/  Glade M. Knight
                                                ---------------------------
                                                Name:  Glade M. Knight
                                                Title: President

                                      APPLE SUITES SERVICES LIMITED PARTNERSHIP, a Virginia limited partnership


                                      By:   Apple Suites Services General, Inc.,
                                            its general partner

                                            By  /s/  Glade M. Knight
                                                ---------------------------
                                                Name:  Glade M. Knight
                                                Title: President

STATE OF VIRGINIA

CITY OF RICHMOND

     THIS INSTRUMENT was acknowledged before me on the 30th day of September, 1999, by Glade M. Knight, President of Apple Suites General, Inc., a Virginia corporation, as general partner of Apple Suites REIT Limited Partnership, on behalf of said Apple Suites General, Inc., as general partner of Apple Suites REIT Limited Partnership.

                                                /s/  Jacquelyn B. Owens
                                                --------------------------------
                                                Notary Public, State of Virginia

                                                Printed Name: Jacquelyn B. Owens

                                                Commission Expires:   6/30/03
                                                                    ------------

STATE OF VIRGINIA

CITY OF RICHMOND

     THIS INSTRUMENT was acknowledged before me on the 30th day of September, 1999, by Glade M. Knight, President of Apple Suites Services General, Inc., a
Virginia corporation, as general partner of Apple Suites Services Limited Partnership, on behalf of said Apple Suites Services General, Inc., as general partner of Apple Suites Services Limited Partnership.

                                                /s/  Jacquelyn B. Owens
                                                --------------------------------
                                                Notary Public, State of Virginia

                                                Printed Name: Jacquelyn B. Owens

                                                Commission Expires:    6/30/03
                                                                    ------------

                                   SCHEDULE A

                              (North Dallas-Plano)

BEING a tract of land out of the DENTON DARBY SURVEY. Abstract No. 250, in the City of Plano, Collin County, Texas and being all of LOT 1, BLOCK A of HOMEWOOD SUITES at PRESION PARK SOUTH, an addition to the City of Plano, Collin County, Texas according to the final plat thereof recorded in Cabinet J. Slide 743 of the Map Records of Collin County, Texas and being more particularly described as follows:

BEGINNING at a 5/8" iron rod found in the north right-of-way line of Old Shepard Place (85 degrees ROW), from which a 5/8" iron rod found for the west corner of the corner slip at the intersection of said north right-of-way line of Old Shepard Place with the west right-of-way line of Preston Park Court (80 degrees
ROW) bears South 89 degrees 43' 25" East, a distance of 255.81 feet;

THENCE with the said north right-of-way line, North 89 degrees 43' 25" West, a distance of 293.00 feet to an aluminum disk found in concrete for the southeast corner of THE COURTYARD AT PRESTON PARK an addition to the City of Plano, Texas according to the plat thereof recorded in Cabinet F, Slide 153 of the Map Records of Collin County, Texas;

THENCE leaving the north right-of-way line of Old Shepard Place with the east line of said THE COURTYARD AT PRESTON PARK, the following courses and distances to wit:

     North 00 degrees 16' 28" East, a distance of 259.96 feet to a 1/2" iron rod found for corner;

     South 89 degrees 43' 32" East, a distance of 30.00 feet to a cross mark found in concrete for the beginning of a non-tangent curve to the left, having a central angle of 73 degrees 45' 48", a radius of 68.02 feet and a chord bearing and distance of North 15 degrees 50' 51" West, 81.65 feet;

     Northwesterly with the said curve, an arc distance of 87.57 feet to a cross mark found in concrete for the beginning of a reverse curve to the right, having a central angle of 73 degrees 45' 14", a radius of 68.02 feet and a chord bearing and distance of North 15 degrees 51' 08" West, 81.64 feet;

     Northerly with said curve, an arc distance of 87.56 feet to a cross mark found in concrete for corner;

     North 21 degrees 01' 30" East, a distance of 39.99 feet to a cross mark set in concrete in the southerly right-of-way line of Preston Park Boulevard (a variable width ROW):

THENCE with the said southerly right-of-way line of Preston Park Boulevard, the following courses and distances to wit:

     South 68 degrees 58' 19" East, a distance of 275.15 feet to a 1/2" iron rod found for the beginning of a tangent curve to the left, having a central angle of 04 degrees 56' 56", a radius of 450.00 feet and a chord bearing and distance of South 71 degrees 26' 47" East, 38.86 feet;

     Easterly with the said curve, an arc distance of 38.67 feet to an aluminum disc found in concrete for corner;

THENCE leaving the southerly right-of-way line of Preston Park Boulevard, South 00 degrees 16' 35" West, a distance of 344.54 feet to the POINT OF BEGINNING and containing 2.6601 acre of land.

Bearing system based on the plat recorded in Cabinet C. Slide 731 of the Map Records of Collin County, Texas.